Exhibit 99.1

Company Contact:
Beth Pilch
512-340-1364
Bpilch@borland.com

Borland Reports Second Quarter 2008 Financial Results

and Appoints New Sales Executive

AUSTIN, Texas, — August 7, 2008 — Borland Software Corporation (NASDAQ: BORL), the global leader in Open Application Lifecycle Management (ALM), today announced preliminary financial results for the second quarter ended June 30, 2008. Borland also announced that industry veteran Rich Novak will replace Dave Packer as Senior Vice President of worldwide field operations, effective immediately.

For the second quarter of 2008, Borland reported total revenue of $41.9 million, GAAP net loss of $5.6 million, or $0.08 per share, and non-GAAP net loss of $6.8 million, or $0.09 per share. GAAP net loss included $1.2 million in stock-based compensation, $0.1 million in restructuring expenses and $2.2 million in amortization of intangible assets. In addition, Borland recorded an additional GAAP net gain of $5.6 million from the early retirement of debt and a $0.9 million loss from discontinued operations associated with the CodeGear divestiture.

Revenue for ALM products and services for the second quarter of 2008 was $31.9 million. Deployment (DPG) products and services revenue was $9.9 million. With the closing of the sale of CodeGear (IDE) assets to Embarcadero on June 30, all CodeGear financials will be disclosed as discontinued operations.

“Borland continues to make progress and achieve milestones in our transformation to an innovative leader in the ALM sector,” said Tod Nielsen, president and CEO of Borland. “We are on track for a good second half of the year and are excited by the response to the announcement of our new Borland Management Solutions which we expect to deliver this fall.”

Commenting on the appointment of Borland’s new sales executive, Nielsen added “I want to welcome Rich Novak to Borland. I believe we have a competitive product portfolio which is capable of generating industry leading growth numbers. I look forward to working with Rich as he builds upon the foundation we have in place and strives to develop a world class sales organization which will deliver revenue growth and market share gains.”

2008 Business Outlook
Management maintains previously set expectations for ALM and DPG (previously reported as the Enterprise business unit) set in May. Revenue is expected to be in the range of $180 to $200 million. Management expects to be in the lower end of this range, which would allow Borland to hit break even on a Non-GAAP basis in the second half of 2008.

Adjustments to Previously Issued Financial Statements
Management has identified certain errors in financial statements previously reported for the 2007 fiscal year. The Company currently believes this will decrease GAAP Net Loss for 2007 by approximately $2.5 million and increase Q1 2008 net loss by approximately $1 million. The errors relate primarily to excess recorded restructuring charges relating to the Company’s Cupertino, California facility and an over-accrual of commission expenses.  The Company is analyzing the financial statement reporting treatment of these errors with its independent auditors and legal counsel under applicable rules and regulations.  The expected adjustments are reflected in the financial information attached to this press release.  Additional information will be provided in the appropriate SEC filings.

Conference Call
Borland will host a conference call and live webcast at 7:00 a.m., Central Standard Time, today, August 7, 2008. To access the conference call, dial 800-240-6709 for the US or Canada and 303-262-2075 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.borland.com. Listeners are reminded to access the webcast at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available beginning at approximately 9:00 a.m. Central Standard Time on August 7, 2008 until 11:59 p.m. Central Daylight Time on September 12, 2008, by dialing 800-405-2236, or 303-590-3000 for international callers, and entering passcode 11117574#.

Nasdaq Disclosure Regarding Stock Option Grant
In connection with the appointment of Mr. Novak as the new senior vice president of worldwide field operations, Mr. Novak was granted a stock option to purchase 200,000 shares of Borland common stock under the company’s 2003 Supplemental Stock Option Plan, a non-stockholder approved plan. The stock option will vest over a period of four years, with 1/4 of the number of shares vesting one year following his start date and 1/48 of the shares vesting monthly thereafter, provided that all shares would accelerate and become fully vested in the event of a change of control of Borland if Mr. Novak was terminated without cause in connection with the change of control.

About Borland
Founded in 1983, Borland (NASDAQ:BORL) is the leading vendor of Open Application Lifecycle Management (ALM) solutions — open to customers’ processes, tools and platforms — providing the flexibility to manage, measure and improve the software delivery process. To learn more about maximizing the business value of software, visit http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation or its subsidiaries in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements
Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenue, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), adjustments to financial statements for prior periods, the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to predict revenue and control expenses, and our ability to grow our ALM business or achieve profitability as planned. These and other risks are detailed in Borland’s periodic reports filed with the Securities and Exchange Commission, including, its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances unless required by law.

Non-GAAP Financial Measures
The attached press release and tables include non-GAAP financial measures. Borland’s management uses non-GAAP financial measures in assessing the performance of Borland’s ability to develop, sell and market products and services (“Ongoing Operations”). They are also used for planning and forecasting in future periods. Non-GAAP financial measures also facilitate internal comparisons to Borland’s historical operating results. Borland has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative results provides consistency in its financial reporting that benefits investors. Non-GAAP financial measures are computed using consistent methods from quarter to quarter and year to year. These non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be viewed in conjunction with the consolidated financial statements prepared in accordance with GAAP.

In presenting non-GAAP financial measures, Borland has excluded the following items:

A. Restructuring and severance charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of Ongoing Operations and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Goodwill impairment charge and discontinued operations. Borland recorded a non-cash goodwill impairment charge in the first quarter of 2008 relating to its CodeGear segment due to business performance, market conditions and expected purchase price for the sale of this business. Following the sale of Borland’s CodeGear division on June 30, 2008, Borland classified its CodeGear segment as discontinued operations. Neither the impairment charge or reclassification are frequent or recurring and Borland believes that excluding these item will provide investors with a basis to compare the Company’s core operating results in different periods without this variability.

C. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123R, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believes it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

D. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provides meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

E. Acquisition-related expenses. Borland has incurred significant acquisition-related expenses in connection with its prior acquisitions. Borland has also acquired in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, these amounts were charged to operating expense upon consummation of the respective acquisitions. Borland excludes these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these expenses are not reflective of Ongoing Operations in the current period and have no direct correlation to the operation of Borland’s business either historically or on a future basis, as these are one-time charges. In addition, excluding this item facilitates comparisons to Borland’s historical and future operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories. Expenses related to acquisitions have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

F. Repurchase of Senior Convertible Notes. In June 2008, the Company used approximately $15 million of its available cash to repurchase an aggregate of approximately $20.9 million in principal amount of its Senior Convertible Notes. Borland does not believe that this event affected its core operating results.

Borland also excluded the common share equivalents that would have resulted from using the “if-converted” method of calculating the non-GAAP diluted income per share relating to the common shares issuable upon conversion of the convertible senior notes.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

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TABLES TO FOLLOW

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts, unaudited)
ASSETS	June 30, 2008		December 31, 2007
Current assets:
	$		$
Cash and cash equivalents		97,096		90,805
Short-term investments		93,771		68,061
Accounts receivable, net of allowances of $2,319
and $6,096, respectively		29,650		54,640
Prepaid expenses		8,707		9,207
Current assets of discontinued operations		3,631		—
Other current assets		4,883		5,104
Total current assets		237,738		227,817

Property and equipment, net		8,230		9,978
Goodwill		186,941		226,688
Intangible assets, net		29,055		31,658
Long-term investments		4,225		37,970
Other non-current assets		9,054		9,886
	$		$
Total assets		475,243		543,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
	$		$
Accounts payable		4,611		7,622
Accrued expenses		25,068		30,900
Short-term restructuring		3,020		9,867
Income taxes payable		1,180		2,315
Deferred revenue		40,252		51,449
Current liabilities of discontinued operations		5,759		—
Other current liabilities		5,891		7,175
Total current liabilities		85,781		109,328

Convertible senior notes		179,100		200,000
Long-term restructuring		1,685		5,472
Long-term deferred revenue		1,709		1,715
Long-term liabilities of discontinued operations		3,075		-
Other long-term liabilities		23,395		22,944
Total liabilities		294,745		339,459

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares
authorized; 0 shares issued and outstanding		—		—
Common stock, $.01 par value, 200,000,000 shares
authorized (2008: 94,367,818 issued and
73,208,838 outstanding; 2007: 94,134,952 issued
and 72,975,972 outstanding)		732		730
Additional paid-in capital		669,941		666,910
Accumulated deficit		(361,893)		(333,010)
Cumulative other comprehensive income		12,127		10,317

		320,907		344,947
Treasury stock at cost, (2008 and 2007:
21,158,980 shares)		(140,409)		(140,409)
Total stockholders’ equity		180,498		204,538

	$		$
Total liabilities and stockholders’ equity		475,243		543,997

	BORLAND SOFTWARE CORPORATION
	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(In thousands, except per share amounts, unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
License and other revenues	$15,265	$21,308	$33,802	$48,730
Service revenues	26,602	28,515	54,124	58,021
Total revenues	41,867	49,823	87,926	106,751

Costs of revenues:
Cost of license and other revenues	638	704	1,315	1,651
Cost of service revenues	8,346	9,148	17,210	19,449
Amortization of acquired intangibles and
other charges	2,101	2,119	4,201	4,238
Cost of revenues	11,085	11,971	22,726	25,338

Gross profit	30,782	37,852	65,200	81,413

Selling, general and administrative	26,935	38,483	59,996	80,313
Research and development	11,653	9,535	23,437	21,001
Restructuring, amortization of other
intangibles, acquisition-related expenses
and other charges	268	1,647	1,731	2,512
Total operating expenses	38,856	49,665	85,164	103,826

Operating loss	(8,074)	(11,813)	(19,964)	(22,413)
Interest income	1,426	2,472	3,178	4,138
Interest expense	(1,755)	(1,579)	(3,494)	(2,464)
Gain on debt retirement	5,646	-	5,646	-
Other expense	(923)	(344)	(341)	(582)
Loss from continuing operations before
income taxes	(3,680)	(11,264)	(14,975)	(21,321)

Income tax provision	959	874	2,233	1,657
Loss from continuing operations	$(4,639)	$(12,138)	$(17,208)	$(22,978)
Discontinued operations:
Income (loss) from operation of discontinued operations
(net of applicable
taxes of $239, $242,
$481, and $479)	$607	$ 1,295	$(10,121)	$2,919
Loss on disposal of discontinued operations
(net of applicable tax of 955)
	(1,554)	—	(1,554)	—
Income (loss) from discontinued operations	$(947)	$1,295	$(11,675)	$2,919
Net loss	$(5,586)	$(10,843)	$(28,883)	$(20,059)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.07)	$(0.17)	$(0.24)	$(0.31)
Discontinued operations	(0.01)	0.02	(0.16)	0.04

Total net loss per share	$(0.08)	$(0.15)	$(0.40)	$(0.27)
Shares used in
computing basic and
diluted net income
(loss) per share	72,914	72,201	72,832	73,298

	BORLAND SOFTWARE CORPORATION
	GAAP TO NON-GAAP RECONCILIATION
	(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net income (loss) on a GAAP basis	$(5,586)	$(10,843)	$(28,883)	$(20,059)
Stock-based compensation expenses	1,163	1,563	2,700	2,751
Restructuring and acquisition
related expenses	58	772	1,307	772
Amortization of purchased
intangibles	2,239	2,218	4,481	4,496
Income (loss) from discontinued
operations	(947)	1,295	(11,675)	2,919
Gain (loss) on debt retirement	5,646	—	5,646	—
Net income (loss) on a non-GAAP basis	$(6,825)	$(7,585)	$(14,366)	$(14,959)

Statements of Operations Reconciliation per Share

Basic net income (loss) on a GAAP basis	$(0.08)	$(0.15)	$(0.40)	$(0.27)

Net income (loss) per share — basic	$(0.09)	$(0.11)	$(0.20)	$(0.20)

Shares used in computing basic net income (loss) per
share	72,914	72,201	72,832	73,298